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                                                                     EXHIBIT 15

                ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the following KeyCorp Registration Statements of our review report, dated July 20, 1995, relating to the unaudited consolidated interim financial statements of KeyCorp, included in the Quarterly Report on Form 10-Q for the period ended June 30, 1995.

        Form S-3 No. 33-5064
        Form S-3 No. 33-10634
        Form S-3 No. 33-39733
        Form S-3 No. 33-39734
        Form S-3 No. 33-51652
        Form S-3 No. 33-53643
        Form S-3 No. 33-56879
        Form S-3 No. 33-58405

        Form S-4 No. 33-31569
        Form S-4 No. 33-44657
        Form S-4 No. 33-51717
        Form S-4 No. 33-55573
        Form S-4 No. 33-57329
        Form S-4 No. 33-61539

        Form S-8 No. 2-97452
        Form S-8 No. 33-21643
        Form S-8 No. 33-42691
        Form S-8 No. 33-45518
        Form S-8 No. 33-46278
        Form S-8 No. 33-52293
        Form S-8 No. 33-54819
        Form S-8 No. 33-56745
        Form S-8 No. 33-56881

        Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                        /s/ Ernst & Young LLP

Cleveland, Ohio
August 11, 1995